Telekom Austria AG



100 % Österr. Fernm. Entw.-und Förder. (ÖFEG) GmbH, Austria
100 % World-Direct eBusiness solutions GmbH, Austria
100 % Jet2Web Stream Hungary, Hungary
100 % Jet2Web Stream Slovakia, Slovakia
100 % TA Mreza d.o.o., Slovenia
100 % Telekom Projektentwicklungs (TPG) GmbH, Austria
26 % Omnimedia Werbegesellschaft mbH, Austria
25.1 % Output Service GmbH, Austria
15 % Internet-Lösungen und Dienstleistungen (RIS) GmbH, Austria
50 % Netz & Plan Leitungsdokumentations GmbH, Austria
3 % Eurescom GmbH, Germany
2.78 % Austrian Research Centers (ARC) GmbH, Austria
2 % Wiener Börse AG, Austria
100 % Telekom Finanzmanagement (TFG) GmbH, Austria
100 % Telekom Austria Beteiligungen GmbH, Austria
100 % Telekom Austria Int. Beteiligungs. GmbH, Austria
100 % Czech On Line (COL) a.s., Czech Republic
100 % Mobiltel EAD, Bulgaria
100 % MobilTel Finance BV, Netherlands
100 % Telekom Austria Personalmanagement (TAP) GmbH, Austria
25.001 %
74.999 % mobilkom austria AG, Austria
25.001 %
general partner
74.999 % mobilkom austria AG & Co KG, Austria
100 % mobilkom Beteiligungsges. mbH, Austria
100 % 3 G Mobile Telecommunications GmbH Austria
100 % paybox CEE AG, Germany
100 % mobilkom austria group services GmbH, Austria
100 % mobilkom liechtenstein AG, Liechtenstein
100 % Vipnet usluge d.o.o. Croatia
83.33 % paybox austria GmbH, Austria